Exhibit 10.11

THIS NOTE AND THE COMMON STOCK TO BE ISSUED UPON CONVERSION OF THIS NOTE OR AS INTEREST THEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION THEREOF IS LEGALLY REQUIRED FOR SUCH TRANSFER OR SUCH TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE MARCH 20, 2003.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, NEITHER THE NOTE REPRESENTED BY THIS CERTIFICATE NOR THE SHARES THAT MAY BE ISSUED ON CONVERSION OF THE NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL MARCH 20, 2003.

Principal Sum: CDN$475,590

Holder: William N. Weidman

SECURED CONVERTIBLE NOTE

(the "Note")

UNITY WIRELESS CORPORATION, a Delaware corporation (hereinafter called the "Company"), and UNITY WIRELESS SYSTEMS CORPORATION, a British Columbia corporation that is wholly owned by the Company ("Subsidiary"), hereby jointly and severally promise to pay to the order of Holder interest on the dates provided hereinafter, and the Principal Sum on the date (the "Maturity Date") which is the first to occur of (i) March 15, 2004 or (ii) the 30th day after the date on which Holder gives a Below Issuance Declaration Notice as defined below, or (iii) the date on which Holder gives a Default Declaration Notice as defined below. All references to dollars or $ in this Note are to Canadian currency.

This Note shall accrue interest until the Maturity Date at the rate of 10% per annum, payable on December 31, 2002 and on the last day of each calendar quarter thereafter (or, if not a business day, the next following business day), and on the Maturity Date (each, an "interest payment date"). This Note shall accrue interest after the Maturity Date at the rate of 18% per annum (or, if less, the highest rate permitted by law), payable on demand. Interest shall be computed on the basis of a 360-day year. Interest shall be payable at the option of the Company in cash in US dollars or (but only if registered for immediate sale in the US and all applicable hold periods under Canadian laws have expired) in shares of common stock ("Interest Shares") having a Market Price (as defined in the Warrants) equal to 110% of the amount of such interest payment; it being understood that trades of Interest Shares on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident will be subject to a four-month hold period from the date of issue of this Note.

Upon 10 days' prior notice to Holder, the Company or Subsidiary may at its option prepay this Note prior to the Maturity Date without penalty or premium. All prepayments shall be applied first to accrued interest and then against principal.

Notwithstanding anything set forth herein to the contrary, in no event shall the total amount of all charges payable hereunder which are or could be held to be in the nature of interest exceed the maximum rate permitted to be charged under applicable law. Should Holder receive any payment which is or would be in excess of that permitted to be charged under any such applicable law, such payment shall have been, and shall be deemed to have been, made in error and shall be automatically retained by Holder and used to reduce the principal of this Note, and to the extent that such payment exceeds the principal of this Note then outstanding, such payment shall be refunded to the Company.

  This Note is being issued under a Private Placement Purchase Agreement of even date herewith between the Company, Subsidiary and Holder (the "Private Placement Purchase Agreement"), and the Holder is entitled to all benefits thereunder, including without limitation the benefits of the security interests and guarantees granted or contemplated thereunder.

  General Conversion Provisions.

    At the Option of Holder.

      Holder may at any time before this Note has been paid in full give to the Company a notice (a "Conversion Notice") that Holder wishes to convert all (or any part designated by Holder in such Conversion Notice) of the obligations then outstanding under this Note as follows:

        the portion of the then outstanding principal amount of this Note that is designated in the Conversion Notice, and all other outstanding obligations under this Note other than interest, shall be converted into shares of common stock of the Company at $0.15 per share (the "Conversion Price"); and

        the then outstanding interest payable under this Note shall be paid in cash or, at the option of the Company, converted into shares of common stock at a price equal to the most recent closing price as of the trading day immediately prior to the date the Company receives the Conversion Notice.

      The Company may nullify the conversion notice if (1) within one business day after the Company receives the Conversion Notice the Company gives to Holder a notice that the Company agrees to pay the entire outstanding principal and interest of this Note no later than the date (the "Payment Date"), which is four full business days after the date on which the Company received the Conversion Notice, and (2) the Company in fact pays the entire outstanding principal and interest of this Note no later than the Payment Date.

    At the Option of the Company. The Company may by notice to Holder (a "Forced Conversion Notice") convert this Note into common stock, on the same terms as provided in Section 2(a). However, the Company may give a "Forced Conversion Notice" to Holder only if on the date of the Forced Conversion Notice and on the preceding 10 consecutive trading days the closing price of the common stock is not less than $1 per share, and the shares issuable on conversion are then registered for public sale in the US and all hold periods under applicable Canadian securities laws have expired.

    Within five business days after it has received a Conversion Notice (unless the Company has duly nullified the Conversion Notice as provided above), or within three business days after giving a Forced Conversion Notice, the Company shall issue to Holder a certificate for the shares issuable on conversion of this Note.

    Stock Splits, etc. In the event the Company subdivides its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to the subdivision shall be proportionately reduced, and conversely, in the event the outstanding shares of Common Stock of the Company are combined into a smaller number of shares, the Conversion Price in effect immediately prior to the combination shall be proportionately increased.

    Reorganizations and Asset Sales. Upon any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation (each, a "Combination"), the Company shall enter into an agreement with the surviving or acquiring Person (the "Successor Company") in such Combination confirming the Holder's conversion rights pursuant to this Note and providing for the continuation after such Combination of the adjustments provided for in this Note, to the end that effective upon a Combination and subject to further adjustment thereafter, this Note shall be convertible into such number of shares of stock or other securities or property (including cash) to which the Common Stock issuable upon conversion of this Note (at the time of such Combination) would have been exchanged for pursuant to such Combination had such Common Stock been outstanding. For example, if the Company is acquired in a transaction in which each share of Common Stock is converted into the right to receive two shares of the acquirer's stock and this Note, after giving effect to any other adjustment hereunder (including, without limitation, any adjustment under other provisions of this Section 2, whether in respect of such Combination or otherwise), is then convertible into 1,000 shares of Common Stock, the Company would enter into an agreement with the acquirer providing that this Note would be convertible into 2,000 shares of the acquirer's stock and which would include the adjustment provisions provided in this Agreement, effectively converting the Note (only for this purpose) into a Note of the acquirer. The provisions of this Section shall similarly apply to successive Combinations involving any Successor Company.

  Mandatory Prepayment on Certain Stock Issuances.

    If the Company shall, at any time or from time to time issue any shares of Common Stock without consideration or for a consideration per share which is less than the Conversion Price (a "Below Conversion Issuance"), the Holder may by written notice to the Company (a "Below Issuance Declaration Notice"), declare the principal amount of this Note, together with all interest accrued thereon, to be due and payable effective at the close of business on the 30th calendar day after the date on which Holder gives such notice. Effective at the close of business on such 30th day, such amounts shall become immediately due and payable and the Holder shall have all such rights and remedies provided for under the terms of this Note, the Private Placement Purchase Agreement and the Company GSA and the Subsidiary GSA (as defined in the Private Placement Purchase Agreement). As more specifically provided in the Private Placement Purchase Agreement, the Company GSA and the Subsidiary GSA, the security interests granted under the Company GSA and the Subsidiary GSA may be enforced exclusively by Majority Investors acting through an Agent (each such term as therein defined). The following issuances shall not be deemed to be Below Conversion Issuances:

      the issuance of shares of Common Stock to employees or directors of, or consultants to, the Company for the primary purpose of soliciting or retaining their services, but only if such issuance is approved by a majority of the board of directors; or

      any issuances under the Private Placement Purchase Agreement; or

      any other issuances for cumulative consideration not to exceed an aggregate of $100,000.

    Deemed Issuances. In the case of the issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable) the following provisions shall apply:

      the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby, and the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof.

  Notices. If at any time while this Note is convertible:

  (a) The Company shall make any Below Conversion Issuance; or

  (b) The Company shall declare any dividend or distribution on the Common Stock payable in shares of capital stock of the Company, cash or other property; or

  (c) The Company shall authorize the issue of any options, warrants or rights pro rata to all holders of Common Stock entitling them to subscribe for or purchase any shares of stock of the Company or to receive any other rights; or

  (d) The Company shall authorize the distribution pro rata to all holders of Common Stock of evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid out of retained earnings or retained surplus); or

  (e) There shall occur any reclassification of the Common Stock, or any consolidation or merger of the Company with or into another corporation or other entity (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock) or a sale or transfer to another corporation or other entity of all or substantially all of the properties of the Company; or

  (f) There shall occur the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

  then, and in each of such cases, the Company shall within five business days deliver to the registered holder hereof at its last address appearing on the books of the Company, a notice stating, to the extent such information is available, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up, or (iii) the terms and provisions of each Below Conversion Issuance and a summary of Investor's rights hereunder in respect thereof.

  Valid Issuance, Etc. The Company covenants and agrees that all shares of Common Stock of the Company which may be issued upon conversion of this Note will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof to the Holder. The Company further covenants and agrees that during the period within which this Note may be converted, the Company will at all times reserve such number of shares of its capital stock as may be sufficient to permit the conversion in full of this Note.

  Registration Rights. Reference is made to the Private Placement Purchase Agreement for certain registration rights with respect to the shares issuable on conversion of this Note.

  Purchase for Investment. The Holder, by acceptance hereof, acknowledges that the Note and the shares issuable on conversion of the Note have not been registered under the Securities Act of 1933 (the "Act") or qualified for distribution under applicable Canadian securities laws, and Holder covenants and agrees with the Company and Subsidiary that such Holder is taking and holding this Note for investment purposes and not with a view to, or for sale in connection with, a distribution thereof. Holder also repeats and reaffirm the representations, warranties and certifications made by Holder in the Private Placement Purchase Agreement.

  Events of Default and Acceleration of the Note.

    A default with respect to this Note shall exist if any of the following shall occur:

      The Company or Subsidiary shall (1) fail to make any payment of interest or principal when due, or (2) the Company or Subsidiary shall breach or fail to comply with any other provision of this Note and such breach or failure shall continue for five days after written notice by Holder to the Company and such breach or failure under this clause (2) results or may result in aggregate costs, losses, liabilities, obligations or other diminutions of assets or value to or for all Holders of all Notes (as defined in the Private Placement Purchase agreement) in an aggregate amount in excess of a total of $3,000;

      The Company shall not at any time meet the requirements for being a qualifying issuer under Canada law or the current public information requirements of Rule 144, or the Company shall fail to maintain its status as a reporting company under British Columbia Securities laws;

      Any representations or warranties made in the Private Placement Purchase Agreement by the Company or Subsidiary shall be untrue or incorrect in any material respect, or the Company or Subsidiary shall commit a material breach of any covenant set forth in the Private Placement Purchase Agreement and such breach shall continue for 10 days after written notice by any Holder of any Note to the Company. For all purposes of this Note, breaches of representations warranties and breaches or failures to comply with covenants in the Private Placement Purchase Agreement shall be deemed "material" if in the aggregate (and together with breaches of representations and warranties and the breaches or failures to comply with covenants in this Note) they relate or may relate to costs, losses, liabilities, obligations or other diminutions of assets or value to or of the Company in excess of a total of US $25,000, or to or for all Holders of all Notes in excess of a total of $7,500;

      A receiver, liquidator or trustee of the Company or Subsidiary or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than 15 days; or the Company or Subsidiary shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Company or Subsidiary shall be sequestered by court order and such order shall remain in effect for more than 15 days; or a petition to reorganize the Company or Subsidiary under any bankruptcy, reorganization or insolvency law shall be filed against the Company or Subsidiary and shall not be dismissed within 45 days after such filing;

      The Company or Subsidiary shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law;

      A judgment or judgments shall be entered against the Company or Subsidiary for an aggregate amount in excess of $100,000 and execution of such judgment or judgments shall not have been stayed within 10 days after the date of their respective entry;

      The Company or Subsidiary shall have defaulted in respect of any obligation for borrowed money in excess of $10,000 and the lender in respect thereof shall have accelerated or shall have purported to accelerate the maturity thereof; or

      The Company or Subsidiary shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the Company or Subsidiary, or of all or any substantial part of its properties.

    If a default shall occur, the Holder may, in addition to such Holder's other remedies, by written notice to the Company (a "Default Declaration Notice"), declare the principal amount of this Note, together with all interest accrued thereon, to be due and payable immediately. Upon any such declaration, such amounts shall become immediately due and payable and the Holder shall have all such rights and remedies provided for under the terms of this Note, the Private Placement Purchase Agreement and the Company GSA and the Subsidiary GSA (as defined in the Private Placement Purchase Agreement). As more specifically provided in the Private Placement Purchase Agreement, the Company GSA and the Subsidiary GSA, the security interests granted under the Company GSA and the Subsidiary GSA may be enforced exclusively by Majority Investors acting through an Agent (each such term as therein defined).

  Miscellaneous.

    All obligations of the Company and Subsidiary hereunder are joint and several and may be enforced against either or both of the Company and Subsidiary.

    All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (i) if to the Holder, the address set out in the Private Placement Purchase Agreement or to such address as such Holder shall furnish to the Company in accordance with this Section, or (ii) if to the Company or Subsidiary, to the Company at its headquarters office, or to such other address as the Company shall furnish to the Holder in accordance with this Section.

    This Note shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

    All disputes hereunder shall be resolved exclusively by arbitration in Essex County, New Jersey by the American Arbitration Association, except that any court having jurisdiction may award injunctive and ancillary relief. In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.

    The Holder of this Note shall be entitled to recover its reasonable legal and actual costs of collecting on this Note, and such costs shall be deemed added to the principal amount of this Note.

    Each of the Company and Subsidiary waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand.

    If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

    The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.

IN WITNESS WHEREOF, the Company and Subsidiary have caused this Note to be duly executed on the date set forth below.

Dated: November 20, 2002

UNITY WIRELESS CORPORATION

By: /s/ Ilan Kenig

UNITY WIRELESS SYSTEMS CORPORATION

By: /s/ Ilan Kenig